Exhibit 10.1

ABLECO FINANCE LLC

299 Park Avenue, 22nd Floor

New York, NY 10171

As of July 16, 2007

Progressive Gaming International Corporation

920 Pilot Road

Las Vegas, NV 89119

Attn: Chief Financial Officer

Re:	Waiver Letter and Amendment (the “Waiver Letter”)

Dear Sir/Madam:

Reference is made hereby to that certain Amended and Restated Financing Agreement, dated as of August 4, 2006 (as previously amended and as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, jointly and severally, the “Guarantors”), the Lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”). Ableco Finance LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the “Collateral Agent”), and ABLECO as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Financing Agreement.

Disclosures. Borrower has informed each Agent that (i) the Borrowing Base Certificate to be submitted to the Agents on July 16, 2007, for the calculation of the Borrowing Base as of May 30, 2007, may report that the outstanding Revolving Loans were in excess of the Borrowing Base and as such, Borrower would be required to immediately prepay the Revolving Loans pursuant to Section 2.05(c)(i) of the Financing Agreement (the “Borrowing Base Issue”), (ii) the Loan Parties may have failed to comply, on or prior to the date hereof, with the financial covenant set forth in Section 7.03(d) of the Financing Agreement which is measured at all times (the “Qualified Cash Issue”); and (iii) the Loan Parties may have failed to comply with the financial covenants set forth in Section 7.03(a), (b), and (c) of the Financing Agreement for the Borrower’s fiscal quarter ending June 30, 2007 (the “Financial Covenants Issue”).

Waivers: Conditions. Anything to the contrary in the Financing Agreement notwithstanding, the Agents and the Lenders hereby waive:

(a)	the breach, if any, of the Financing Agreement arising as a result of the Financial Covenants Issue solely for the Borrower’s fiscal quarter ending June 30, 2007 (the “Financial Covenant Waiver”),

(b)	subject to the termination provisions set forth below, the breach, if any, of the Financing Agreement arising as a result of the Borrowing Base Issue on or prior to the date hereof and waive Borrower’s compliance with Section 2.05(c)(i) of the Financing Agreement from and after the date hereof (the “Borrowing Base Waiver”), and

(c)	subject to the termination provisions set forth below, the breach, if any, of the Financing Agreement arising as a result of the Qualified Cash Issue on or prior to the date hereof and waive Borrower’s compliance with Section 7.03(d) of the Financing Agreement from and after the date hereof (the “Qualified Cash Waiver”).

The Borrowing Base Waiver and the Qualified Cash Waiver (the “Specified Waivers”) are based on, and subject to, the following on-going conditions:

(i)	Any Borrowing Base Certificate delivered after the date hereof shall reflect a Borrowing Base of not less than $ 15,000,000;

(ii)	The Cash and Cash Equivalents of the Borrower and its Subsidiaries at all times shall not be less than $2,500,000; and

(iii)	The Borrower shall not request any additional Revolving Loans.

In the event that any of the foregoing on-going conditions are not met then, upon the delivery of written notice of the failure of any such condition by either Agent to the Borrower, an Event of Default shall have occurred as of the date of the delivery of such notice.

Termination. The Specified Waivers shall terminate and be of no further force and effect upon the earliest of (i) the sending of the notice referred to in the immediately previous paragraph, (ii) the permanent waiver or amendment satisfactory to the Agents and the Lenders of the Borrowing Base Issue and the Qualified Cash Issue, (iii) a Liquidity Event (as defined below) that results in Net Cash Proceeds of $14,000,000 or more shall have failed to occur on or before August 31, 2007 (any such proceeds received by a Loan Party on or before August 31, 2007, the “Liquidity Proceeds”); (iv) at least $6,000,000 of the Net Cash Proceeds referenced in (iii) shall not have been used to prepay the principal of the Revolving Loan Obligations (with a commensurate permanent reduction in the Revolving Loan Commitments) (it being understood that $1,200,000 of the Liquidity Proceeds shall be used to pay the fee referenced below and all Liquidity Proceeds in excess of $7,200,000 may be used by the Borrower for general corporate purposes and will not be required to be paid in accordance with Section 2.05(c)(vi) of the Financing Agreement); and (v) August 31, 2007. Notwithstanding anything to the contrary contained in the Financing Agreement, any prepayment of the principal of the Revolving Loan Obligations on or before August 31, 2007 pursuant to this paragraph shall not be required to be accompanied with the payment of the Applicable Prepayment Premium in accordance with Section 2.05(e) of the Financing Agreement.

ShuffleMaster Transaction. Reference hereby is made to that certain Letter of Intent (“LOI”), dated July 12, 2007 between the Borrower and ShuffleMaster Incorporated (the “ShuffleMaster Transaction”). The Agents and the Lenders hereby agree that so long as (a) the ShuffleMaster Transaction is consummated on or before September 30, 2007, (b) no Default or Event of Default has occurred and is continuing at the time of the consummation thereof or would result therefrom, (c) the Loan Parties have entered into an amendment of Section 7.03(d) of the Financing Agreement that will require that the Borrower and its Subsidiaries must have Availability plus Qualified Cash of not less than $6,000,000 at all times, and (d) the ShuffleMaster Transaction is consummated substantially on the same terms (in respect to the financial terms (including the amount of the upfront consideration), the assets to be sold, and the liabilities to be assumed) as the terms set forth in the LOI, then Agents and the Lenders agree that (i) they will execute and deliver to Borrower a consent to the consummation of the SuffleMaster Transaction (which consent will include a waiver of the applicable provisions of the Financing Agreement that would prohibit the consummation thereof and will include a release of Collateral Agent’s Liens in and to the assets that are the subject thereof, but would not include a waiver of Section 2.05(c)(v) of the Financing Agreement) and (ii) they will not charge a fee for the foregoing described consent, and (iii) they will execute and deliver to Borrower a waiver with respect to the obligation of the Loan Parties to comply with the financial covenants set forth in Section 7.03(a), (b), and (c) of the Financing Agreement solely for the Borrower’s fiscal quarter ending September 30, 2007. If the foregoing conditions (a) through (d) in this section are satisfied, Agents and the Lenders agree to enter into an amendment of Section 7.03(d) of the Financing Agreement that will require that the Borrower and its Subsidiaries must have Availability plus Qualified Cash of not less than $6,000,000 at all times.

Amendment. The Financing Agreement is amended by the deletion of the penultimate sentence of Section 2.05(c)(vi).

Fee. In consideration for the waivers above, the Borrower and each Guarantor, jointly and severally, agree to pay the Lenders a fee of $1,200,000 which shall be earned upon the execution and delivery of this Waiver Letter and due and payable at the earliest of (a) September 30, 2007, (b) upon the occurrence of any Liquidity Event that results in Net Cash Proceeds of $1,200,000 or more, (c) the date on which all or any portion of the Obligations shall become due and payable pursuant to the terms of the Financing Agreement, or (d) the date on which all or any portion of the Obligations are prepaid or all of the Obligations are repaid. A “Liquidity Event” shall mean the occurrence of any Disposition, or the issuance of any equity or debt securities, by the Borrower or any Guarantor.

Representations. The Borrower and each Guarantor hereby represent and warrant to Agents and the Lenders that (a) the execution, delivery, and performance of this Waiver Letter are within its corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or its limited liability company agreement or operating agreement, as the case may be, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) the representations and warranties in the Financing Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), and (c) no Default or Event of Default has occurred is continuing on the date hereof or as of the date of the effectiveness of this Waiver Letter.

Limited Waiver. The waiver herein is limited to the specifics hereof, shall not apply with respect to any Default or Event of Default other than the matters waived above, or any other facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Financing Agreement (as it may from time to time be amended), and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power, or remedy of the Agents, nor as a consent to or waiver of any further or other matter, under the Loan Documents.

Loan Document. This letter shall constitute a Loan Document and shall be subject to the provisions regarding governing law, waiver of jury trial, jurisdiction and venue applicable to the Financing Agreement.

Miscellaneous. This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this letter. Any party delivering an executed counterpart of this letter by telefacsimile shall also deliver an original executed counterpart of this letter, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter.

[Signature Pages Follow]

Please have the acknowledgement set forth below executed on behalf of each Loan Party and return a fully executed copy to the Agents.

Very truly yours,

COLLATERAL AGENT:

ABLECO FINANCE LLC, a Delaware limited liability company as Collateral Agent and Lender

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	President

ADMINISTRATIVE AGENT:

ABLECO FINANCE LLC, a Delaware limited liability company as Administrative Agent

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	President

[SIGNATURE PAGE TO WAIVER LETTER]

ACKNOWLEDGED AND AGREED:

BORROWER:

PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

GUARANTORS:

MIKOHN NEVADA, a Nevada corporation

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

MGC, INC., a Nevada corporation

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

MIKOHN INTERNATIONAL, INC., a Nevada corporation

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

[SIGNATURE PAGE TO WAIVER LETTER]

PROGRESSIVE GAMES, INC., a Delaware corporation

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

VIKING MERGER SUBSIDIARY, LLC, a Delaware limited liability company

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

PRIMELINE GAMING TECHNOLOGIES, INC., a California corporation

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

GAMES OF NEVADA, INC., a Nevada corporation

By:	/s/ Heather Rollo
Name:	Heather Rollo
Title:	CFO

cc:	Michael B. Grenier
Craig Brooks
John Francis Hilson, Esq.
Steven M. Przesnicki, Esq.

[SIGNATURE PAGE TO WAIVER LETTER]